UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 27, 2006

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

SG Telecom Inc. (“SG”), a 100% owned subsidiary of Global Hotline, Inc. (“GHI”) and IA Global Inc. (“IA Global”) entered into an Agency Contract (“Agency Contract”) with Japan Telecom Invoice Co., Ltd., a Japanese company (“Japan Telecom”). Pursuant to this agreement, SG will sell various internet and broadband products on behalf of Japan Telecom, with sales commissions payable from 30-90 days. The Agency Contract expires on April 14, 2007, and is automatically renewable for an additional year unless it is terminated by either party upon thirty days notice before the expiration date. The Agency Contract maybe cancelled under certain conditions.

A copy of the Agency Contract described above will be filed as an exhibit to the Company’s Form 10-Q Quarterly Report for the three months ended March 31, 2006.

Item 8.01	Other Matters.

On April 27, 2006, Global Hotline announced that it had formed a new wholly-owned subsidiary in Japan, SG Telecom Inc., to focus on the Agency Agreement with Japan Telecom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: April 27, 2006

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer